Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
Sterling Capital Funds:

In planning and performing our audits of the financial statements of Sterling Capital Funds, comprising the Sterling Capital Select Equity Fund (formerly BB&T Select
Equity Fund), Sterling Capital Mid Value Fund (formerly
BB&T Mid Cap Value Fund), Sterling Capital Small Value
Fund (formerly Sterling Capital Small Cap Value Fund),
Sterling Capital International Fund (formerly BB&T
International Equity Fund), Sterling Capital Special
Opportunities Fund (formerly BB&T Special Opportunities
Equity Fund), Sterling Capital Equity Income Fund
(formerly BB&T Equity Income Fund), Sterling Capital
Short-Term Bond Fund (formerly BB&T Short U.S. Government
Fund), Sterling Capital Intermediate U.S. Government Fund
(formerly BB&T Intermediate U.S. Government Fund),
Sterling Capital Total Return Bond Fund (formerly BB&T
Total Return Bond Fund), Sterling Capital Kentucky
Intermediate Tax-Free Fund (formerly BB&T Kentucky
Intermediate Tax-Free Fund), Sterling Capital Maryland
Intermediate Tax-Free Fund (formerly BB&T Maryland
Intermediate Tax-Free Fund),  Sterling Capital North
Carolina Intermediate Tax-Free Fund (formerly BB&T North
Carolina Intermediate Tax-Free Fund), Sterling Capital
South Carolina Intermediate Tax-Free Fund (formerly BB&T
South Carolina Intermediate Tax-Free Fund), Sterling
Capital Virginia Intermediate Tax-Free Fund (formerly
BB&T Virginia Intermediate Tax-Free Fund), Sterling
Capital West Virginia Intermediate Tax-Free Fund
(formerly BB&T West Virginia Intermediate Tax-Free Fund),
Sterling Capital National Tax-Free Money Market Fund
(formerly BB&T National Tax-Free Money Market Fund),
Sterling Capital Prime Money Market Fund (formerly BB&T
Prime Money Market Fund), Sterling Capital U.S. Treasury
Money Market Fund (formerly BB&T U.S. Treasury Money
Market Fund), Sterling Capital Strategic Allocation
Conservative Fund (formerly BB&T Capital Manager
Conservative Growth Fund), Sterling Capital Strategic
Allocation Balanced Fund (formerly BB&T Capital Manager
Moderate Growth Fund), Sterling Capital Strategic
Allocation Growth Fund (formerly BB&T Capital Manager
Growth Fund), Sterling Capital Strategic Allocation
Equity Fund (formerly BB&T Capital Manager Equity Fund),
Sterling Capital Corporate Bond Fund and Sterling Capital
Securitized Opportunities Fund,  (collectively, "the
Funds") as of and for the year ended September 30, 2011, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2011.

This report is intended solely for the information and use of management and the Board of Trustees of Sterling
Capital Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP

Philadelphia, Pennsylvania
November 28, 2011